EXHIBIT 10.31


                            LEASE GUARANTY AGREEMENT

         FOR VALUE RECEIVED and in consideration for, and as an inducement to THE RECTOR, CHURCHWARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK (hereinafter referred to as "Lessor"), to make and enter into that certain lease (the "Lease") dated as of the 8th day of July, 1998 with The End, Inc., a California corporation (hereinafter referred to as "Lessee"), with respect to certain space located in the building known as 75 Varick Street, New York, New York, the undersigned guarantor, THE CHILDREN'S BROADCASTING CORPORATION, having its address at 724 First Street North, Minneapolis, Minnesota 55401 (hereinafter referred to as "Guarantor") does hereby unconditionally guarantee the full and prompt performance and observance of all of the payments, condiditons, covenants and agreements therein provided to be paid, performed and observed by Lessee, its successors and assigns, and agrees to pay all of Lessor's expenses, including reasonable attorney fees, incurrred in enforcing said obligations, or incurred in enforcing this guaranty. Guarantor further agrees that its liability under this guaranty shall be continuing, absolute, uncondtional and primary and that this guaranty shall remain in full force and effect until Lessee shall have fully and satisfactorily discharged all of its obligations to Lessor under the Lease and further that Lessor may, at Lessor's option, proceed against Guarantor with or without having commenced any action against or having obtained any judgment against Lessee, any assignee of Lessee or any other guarantor.

         Each and every default by the Lessee under the terms of the Lease shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

         This guaranty and the liability hereunder shall in no wise be affected by the creating of or any compromise, settlement, release, renewal, extension, indulgence, change in or modificaiton of any of the obligations and liabilitites of the Lessee under the Lease (and the Lessor is hereby expressly authorized by Guarantor to make the same from time to time without notice to anyone) or by any redelivery, repossession, surrender or destruction of the leased premises in whole or in part, or by any failure, neglect or omission on the part of the Lessor to realize upon any obligations or liabilities of the Lessee. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of the Lessor at any time to resort for payment to the Lessee or to any other persons or corporations, their properties or assets or to any security, property or other rights or remedies whatsoever and the Lessor shall have the right to enforce this guaranty irrespective of whether or not proceedings or steps are pending, seeking resort to or realization upon or from any of the following:

         All diligence in the collection of rentals by the Lessor from the Lessee, and all notices of any default by the Lessee under the Lease and any and all notices of acceptance of this guaranty or of reliance by Lessor upon this guaranty are hereby expressly waived by Guarantor.

         The Lease shall be conclusively presumed to have been created and contracted in reliance upon this guaranty.

         The payment by Guarantor of any amount pursuant to this guaranty shall not in any wise entitle Guarantor (whether by way of subrogation or otherwise) to any right of possession of the leased property or any other right, title or interest under the Lease.

         No act of commission or omission of any kind or at any time upon the part of the Lessor in respect of any matter whatsoever shall in any way affect or impair this guaranty.

         Guarantor expressly agrees that its obligations under this guaranty shall (1) be absolute and unconditional irrespective of (a) any insolvency, bankruptcy or reorganization, or dissolution of Lessee, (b) the validity, genuiness, regularity or enforceability of the obligations of Lessee contained in the Lease, (c) the absence of any action to enforce such obligations, (d) any waiver or consent with respect to any of the provisions of the Agreement of Lease, (e) any amendment, modification, consolidation, extension or renewal of the Lease, whether or not consented to be Guarantor, (f) or any other circumstance which might otherwise constitute a legal or equitable discharege or defense of a surety or guarantor; and (2) constitute an absolute, unconditional, present and continuing guaranty of performance and payment and not of collection and not be in any way conditioned or contingent upon any attempt to enforce performance by, or to collect from Lessee or any other condition or contingency.

         Guarantor expressly waives any and all presentment, demand, protest and notice whatsoever, and (to the extent it may lawfully do so) the benefit of any provision of law which is or might be in conflict with the terms of this guaranty. The obligations of Guarantor shall not be affected by any action taken by Lessor in the exercise of any right or power conferred by law or otherwise, or by any failure or omission on the part of Lessor to enforce any rights given by law or conferred thereby, or to take any other action thereunder, or by any waiver of any such right or other action by Lessor or by any action of Lessor in granting indulgence or extension to Lessee, or by any waiver by Lessor of any notice under the provisions of the Lease, or by any fialure to give notice required or permitted thereunder. No proceedings taken for the enforcement of the Lease shall affect the obligations of Guarantor hereunder; nor shall the giving, taking or enforcement of any other additional security, collateral, or guaranty for the performance of Lessee under the Lease operate to prejudice, waiver, or affect the security of this guaranty of any rights, powers, or remedies hereunder; nor shall Lessor be required first to look to, enforce or exhaust such other or additional security, collateral, or guaranty.

         To the extent that it may be lawful to do so, Guarantor expressly agrees that it will not at any time insist upon, or plead, or in any manner whatsover claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws, now or at any time hereafter in force, which may delay, prevent or otherwise affect Guarantor's payment and performance under this guaranty, and Guarantor hereby expressly waives all benefits or advantage of such laws and covenants that it will not hinder, delay or impede the execution of any power granted Lessor hereunder, but will suffer and permite the execution of every such power as though no such laws were in force.

         Guarantor expressly agrees that no right, power or remedy in this guaranty or in the Lease conferred upon Lessor is intended to be exclusive of any other right, power or remedy, and each and every right, power and remedy shall, to the extent permitted by law, be cumulative and shall be in addition to every other remedy given under this guaranty or the Agreement of Lease, or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expendient, separately or concurrently.

          Guarantor expressly agrees that if Lessee shall be (a) merged with or into or consolidated or amalgamated with anothor person, firm, corporation or other entity, or (b) dissolved voluntarily or involuntarily, Guarantor's obligation of guaranty hereunder shall continue in full force and effect and apply to the performance by all successors and assigns of the obligations of Lessee under the Lease with the same force and effect as such guaranty as set forth above with respect to Lessee, unless in connection with such sale, assignment, transfer, merger, consolidation, amalgamation or dissolution, Guarantor has been expresly released in writing from its guaranty hereunder by Lessor.

         Guarantor expressly agrees that the obligations covered by this guaranty include all obligations and liabilities of Lessee to Lessor under the Lease now exising or hereafter coming into existence, and any renewals or extensions, in whole or in part, of any of said obligations and liabilities heretofore described, together with all damages, losses, costs, interest, charges, expenses (including attorneys' fees), and liabilites of every kind, nature and description, suffered or incurred by Lessor arising in ay manner out of, or in any way connected with, or growing out of said obligations and liabilities under the Lease to Lessor.

         The Lessor may without any notice whatsoever to anyone, sell, assign or transfer all of its right, title, and interest as Lessor under said Agreement of Lease or all of its right, title and interest in and to the rents and other sums at any time due and and to become due thereunder, and in such event each and every immediate and successive assignee or transfer of the right, title and interest of the Lessor shall have the right to enforce this guaranty by suit or otherwise for the benefit of such assignee or transferee as fully as if such assignee or transferee were herein by name specifically given such right, power and benefit.

         This guaranty and every part thereof shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Lessor and its successors and assigns.

         Any notice to, or demand on, Guarantor elected to be given or made by Lessor shall be deemed effective, if not first otherwise made or given when forwarded by mail, telegraph, cable, telephone or otherwise to the last address or phone number of Guarantor appearing on the books of Lessor with the same effect as if the same was actually delivered to, and received by, Guarator in person.

         Guarantor waives a trial by jury and the right to interpose counterclaims or set-offs of any kind and description in any litigation arising out of or relating to said obligations or said liabilities or the matters contained in this guaranty. Lessor shall not be any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Lessor and then only to the extent therein set forth. The waiver by Lessor of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy which Lessor would otherwise have had on any future occasion. No executory agreement shall be effective to change or modigy or to discharge in whole or in part this guaranty unless such executory agreement is in writing and signed by Lessor. Guarantor shall be bound and liable hereunder.

         In the event any clause or provisions of this guaranty shall be invalid or void for any reason, such invalid or void clause or provisions shall not affect the whole of this intrument and the balance of the provisions thereof shall remain in full force and effect, subject to the terms of the Lease.

         Whenever the context hereof shall require, the masculine pronoun includes the feminine and neuter and the singular number includes the plural and vice verse.

         This agreement shall be construed in accordance with the laws of the State of New York.

         This guaranty may not be amended orally and may be amended in writing only if Lessor shall sign such instrument as a party thereto.

         IN WITNESS WHEREOF, the undersigned has hereunto executed this agreement this 8th day of July, 1998.


                                       THE CHILDREN'S BROADCASTING CORPORATION


                                       By /s/ Patrick D. Grinde
                                       Name: Patrick D. Grinde
                                       Title: Chief Financial Officer